EXHIBIT 99.1
Digi International Revises First-Quarter Fiscal 2006 Guidance
(Minneapolis, December 13, 2005) - Digi International® Inc. (NASDAQ: DGII) has revised revenue and earnings per diluted share guidance for the first quarter of fiscal 2006.
The Company now expects revenues for the first quarter ending December 31, 2005 to be in the range of $31.5 to $34 million and earnings per diluted share to be in the range of $0.07 to $0.12 per share excluding the impact of share-based compensation expense. The Company previously announced on November 3, 2005 that it expected revenues to be in the range of $34 million to $37 million and earnings per diluted share to be in the range of $0.12 to $0.17 per share excluding the impact of share-based compensation expense.
Digi believes that the lower than anticipated revenues, and the related earnings per diluted share impact, are largely due to certain customer orders being moved into subsequent quarters, across product line industry softness in North America channel sales, and new product sales not ramping up as quickly as expected. Revenue from Rabbit product lines have not been impacted and remain consistent with the Company’s previously indicated expectations.
The Company’s guidance for fiscal 2006 as announced on November 3, 2005, currently remains unchanged.
Digi will host a conference call to discuss its first quarter financial results and business outlook on Tuesday, January 17th, 2006 at 4:00 PM Central Time, following the release of the Company’s first quarterly financial results.
About Digi International
Digi International, based in Minneapolis, makes device networking easy by developing products and technologies that are cost effective and easy to use. Digi markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs). For more information, visit Digi’s web site at www.digi.com, or call 800-344-4273 (U.S.) or 952-912-3444 (International).
Digi, Digi International, and the Digi logo are trademarks or registered trademarks of Digi International Inc. in the United States and other countries. All other brand names and product names are trademarks or registered trademarks of their respective owners.
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Forward-looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “target,” “estimate,” “may,” “will,” “expect,” “plan,” “project,” “should,” or “continue” or the negative thereof or other variations thereon or similar terminology. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company’s mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the highly competitive market in which the Company operates; rapid changes in technologies that may displace products sold by the Company, declining prices of networking products, the Company’s reliance on distributors, delays in the Company’s product development efforts, uncertainty in consumer acceptance of the Company’s products, and changes in the Company’s level of revenue or profitability. These and other risks, uncertainties and assumptions identified from time to time in the Company’s filings with the Securities and Exchange Commission, including without limitation, its annual report on Form 10-K for the year ended September 30, 2004 and its quarterly reports on Form 10-Q, could cause the Company’s future results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the date for which they are made. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Digi International Contact S. (Kris) Krishnan (952) 912-3125 s_krishnan@digi.com	Investors Contact John Nesbett/Erika Moran The Investor Relations Group New York, NY 212-825-3210

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